EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Alliance Imaging, Inc. on Form S-8 of our report dated February 22, 2001 (June 30, 2001 as to the effects of the stock split described in Note 1), appearing in Amendment No. 2 to Registration Statement No. 333-64322 on Form S-1 of Alliance Imaging, Inc. filed on July 20, 2001.

/s/ Deloitte & Touche LLP

Costa Mesa, California
November 9, 2001